SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Credit Agreement

On October 28, 2015, Standard Motor Products, Inc. (the “Company”) and its wholly-owned subsidiary, SMP Motor Products Ltd., entered into a credit agreement with JPMorgan Chase Bank, N.A., as agent, and a syndicate of lenders for a senior secured revolving credit facility with a line of credit of up to $250 million (with an additional $50 million accordion feature) and a maturity date in October 2020 (the “Credit Agreement”).  The Credit Agreement replaces the Third Amended and Restated Credit Agreement, dated as of November 10, 2010, as amended, between the Company and General Electric Capital Corporation, as agent, and the lenders therein.  Direct borrowings under the Credit Agreement bear interest at LIBOR plus a margin ranging from 1.25% to 1.75% based on borrowing availability, or floating at the alternate base rate plus a margin ranging from 0.25% to 0.75% based on borrowing availability, at the Company’s option.

Borrowings under the Credit Agreement are secured by substantially all of the Company’s assets, including accounts receivable, inventory and fixed assets, and those of certain of its subsidiaries.  At any time that the Company’s borrowing availability is less than the greater of either (a) $25 million, or 10% of the commitments (if fixed assets are not included in the borrowing base), or (b) $31.25 million, or 12.5% of the commitments (if fixed assets are included in the borrowing base), the terms of the Credit Agreement provide for, among other provisions, a financial covenant requiring the Company, on a consolidated basis, to maintain a fixed charge coverage ratio of 1:1 at the end of each fiscal quarter (rolling four quarters).  Availability under the Credit Agreement is based on a formula of eligible accounts receivable, eligible inventory, eligible equipment and eligible fixed assets.  The Credit Agreement permits the payment of cash dividends of $20 million and stock repurchases of $20 million in any fiscal year, subject to a minimum availability of $25 million.  Provided specific conditions are met, the Credit Agreement also permits acquisitions, permissible debt financing, capital expenditures, and cash dividend payments and stock repurchases of greater than $20 million.

The Company maintains ordinary banking relationships with JPMorgan Chase Bank, N.A., certain of the other lenders and their respective affiliates. For these services, the parties have received, and may in the future receive, customary compensation and expense reimbursement.

The descriptions set forth above are qualified in their entirety by reference to the Credit Agreement filed herewith as Exhibit 10.29. In addition, in connection with entering into the Credit Agreement, the Company issued a press release on October 29, 2015, announcing the consummation of the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 1.02. Termination of a Material Definitive Agreement

Termination of US Credit Agreement

As described in Item 1.01 above, as a result of our entry into the Credit Agreement, our existing credit facility under the Third Amended and Restated Credit Agreement terminated as of October 28, 2015. The Third Amended and Restated Credit Agreement was entered into on November 10, 2010, as amended, between the Company and General Electric Capital Corporation, as agent, and a syndicate of lenders. The Company is not obligated to pay any material early termination or prepayment penalties in connection with the termination of this credit facility. The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Termination of Canadian Credit Agreement

In addition, as a result of our entry into the Credit Agreement, the Company’s Credit Agreement, dated as of December 29, 2005, as amended (the “Canadian Credit Agreement”), with GE Canada Finance Holding Company, for itself and as agent for the lenders, terminated as of October 28, 2015. The Company is not obligated to pay any material early termination or prepayment penalties in connection with the termination of this credit facility. The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

After the termination of the Third Amended and Restated Credit Agreement and the Canadian Credit Agreement, the Company no longer maintains ordinary banking relationships with General Electric Capital Corporation and its affiliates. However, the Company continues to maintain ordinary banking relationships with certain of the other lenders and their respective affiliates. For these services, the parties have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.02.  Results of Operations and Financial Condition

On October 29, 2015, the Company issued a press release announcing its financial results for the three months and nine months ended September 30, 2015. A copy of such press release is furnished as Exhibit 99.1 hereto.

Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2015, the Company issued a press release announcing that effective as of March 31, 2016, the following individuals will retire: (a) Chief Executive Officer, Lawrence I. Sills; (b) Chief Operating Officer, John P. Gethin; and (c) Directors Arthur S. Sills and Peter J. Sills.

Effective as of March 31, 2016, (a) Eric Sills, President, will be appointed as Chief Executive Officer and will be appointed to the Board of Directors; (b) John P. Gethin will be appointed to the Board of Directors; and (c) Directors Arthur S. Sills and Peter J. Sills will each assume the role of Director Emeritus.

A copy of the press release announcing these changes is furnished as Exhibit 99.2 hereto.  Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

10.29	Credit Agreement, dated as of October 28, 2015, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and JPMorgan Chase Bank, N.A., as agent and lender, J.P. Morgan Securities LLC, as sole bookrunner and joint lead arranger, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association, as joint lead arrangers, Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, and the other lenders thereto.

99.1	Press release dated October 29, 2015 announcing Standard Motor Products, Inc.’s financial results for the three months and nine months ended September 30, 2015, and a new revolving credit facility.

99.2	Press release dated October 29, 2015 announcing key management changes and the retirement of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: October 30, 2015